Exhibit 99.1

Instructure Adds Ossa Fisher and Lloyd "Buzz" Waterhouse to its Board of Directors

SALT LAKE CITY — Sep 2, 2021 — Instructure Holdings, Inc. (NYSE: INST), the makers of Canvas, today announced that Ossa Fisher and Lloyd “Buzz” Waterhouse have joined its Board of Directors.

"Instructure is privileged to have a passionate team that includes many education and technology industry trailblazers, and our slate has now grown stronger and more distinguished,” said Steve Daly, Chief Executive Officer of Instructure. “I have the deepest respect for Ossa and Buzz, and am thrilled to have the opportunity to work together to improve education for schools and students around the world.”

Ossa Fisher has been the President and Chief Operating Officer of educational technology company Istation, Inc. since 2019, previously serving as its Chief Operating Officer and Chief Marketing Officer. She was the Senior Vice President of Strategy and Analytics at global dating leader, Match.com. Fisher has over a decade of experience in the Technology, Media and Telecom practices of both Bain & Company and Goldman, Sachs & Co, and in the IT investment division of the World Bank Group. Fisher holds a bachelor’s degree in Economics from Yale University, an M.A. in Education from Stanford University and an M.B.A. from Stanford Graduate School of Business.

As part of her role on the Instructure Board, Fisher is a member of the Audit Committee. Fisher joined the Board effective at the time of Instructure’s initial public offering.

Lloyd “Buzz" Waterhouse is a senior advisor to New Mountain Capital. He was previously the Chief Executive Officer of McGraw-Hill Education, and before that served as Chief Executive Officer and President of Harcourt Education Group, a global education company. From 2001 to 2004, he served as Chief Executive Officer and Chairman of Reynolds and Reynolds Co., a leading provider of integrated solutions to automotive retailers. From May 2010 to February 2016, Waterhouse served on the board of directors of SolarWinds, Inc. Waterhouse holds a B.S. in finance from Pennsylvania State University and an M.B.A. from Youngstown State University.

As part of his role on the Instructure Board, Waterhouse is a member of the Audit Committee. Waterhouse joined the Board on August 31, 2021.

ABOUT INSTRUCTURE

Instructure (NYSE: INST) is an education technology company dedicated to elevating student success, amplifying the power of teaching, and inspiring everyone to learn together. Today the Instructure Learning Platform supports more than 30 million educators and learners around the world. Learn more at www.instructure.com.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential, timing, and examples of any strategic alternatives. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from

Exhibit 99.1

any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the risk factors described in the Company’s initial public offering prospectus filed with the Securities and Exchange Commission (the "SEC") on July 23, 2021, and other documents filed with the SEC and could cause actual results to vary from expectations. All information provided in this press release is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

CONTACTS:

Media Relations:

Maggie Quale

Corporate Communications

Instructure

(831) 325-7943

maggie.quale@instructure.com

Investor Relations:

April Scee

Managing Director

ICR, Inc.

(917) 497-8992

april.scee@icrinc.com